Designated Filer:	INSIGHT VENTURE PARTNERS V, L.P.
Issuer & Ticker Symbol:	SolarWinds, Inc. (SWI)

Date of Event Requiring Statement: April 28, 2010

Exhibit 99.3

JOINT FILERS’ SIGNATURES

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.

By: Insight Venture Associates V, L.L.C., its general partner

By: Insight Holdings Group, LLC, its managing member

By:/s/ Jeffrey L. Horing	Date:April 30, 2010

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.

By: Insight Venture Associates V, L.L.C., its general partner

By: Insight Holdings Group, LLC, its managing member

By:/s/ Jeffrey L. Horing	Date:April 30, 2010

INSIGHT VENTURE PARTNERS V COINVESTMENT FUND, L.P.

By: Insight Venture Associates V, L.L.C., its general partner

By: Insight Holdings Group, LLC, its managing member

By:/s/ Jeffrey L. Horing	Date:April 30, 2010

Designated Filer:	INSIGHT VENTURE PARTNERS V, L.P.
Issuer & Ticker Symbol:	SolarWinds, Inc. (SWI)

Date of Event Requiring Statement: April 28, 2010

INSIGHT VENTURE ASSOCIATES V, L.L.C.

By: Insight Holdings Group, LLC, its managing member

By:/s/ Jeffrey L. Horing	Date:April 30, 2010

INSIGHT HOLDINGS GROUP, LLC

By:/s/ Jeffrey L. Horing	Date:April 30, 2010